UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2007

Panacos Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e) On June 12, 2007, the Board of Directors of Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) approved the cancellation and re-grant of certain options made to officers, employees and directors of the Company previously disclosed as granted on January 24, 2006. The Board took this action because administrative delays occurred in the granting of these options which erroneously resulted in exercise prices below fair market value. This might have caused these individuals to have tax liability under Section 409A of the Internal Revenue Code of 1986, as amended. The replacement options, which have been granted with exercise prices above the Company’s current fair market value, contain identical exercise prices, expiration dates and vesting schedules as the cancelled options. As a result, the cancellation and re-grant will have no effect on stock compensation expenses reported in the Company’s financial statements.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(a) On June 12, 2007, at the Annual Meeting of Stockholders, the stockholders of Panacos approved an amendment to the Company’s Restated Certificate of Incorporation, as amended, to decrease the Company’s authorized common stock from 550,000,000 shares to 150,000,000 shares. The amendment to the Company’s Restated Certificate of Incorporation, as amended, is effective on June 14, 2007 at 5:00 pm. Panacos anticipates that this reduction will lower the franchise tax that it is required to pay to the State of Delaware while providing sufficient authorized capitalization to meet the Company’s needs.

ITEM 8.01 OTHER EVENTS

The Board instated a new Statement of Policy with respect to Equity Award Approvals. A copy of the Statement of Policy with respect to Equity Award Approvals is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Exhibit
99.1	Statement of Policy with respect to Equity Award Approvals dated June 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: June 14, 2007	By:	/s/Peyton J. Marshall
Peyton J. Marshall, Ph.D. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Statement of Policy with respect to Equity Award Approvals dated June 12, 2007.